Exhibit 99.1

Garrett Motion Reports Third Quarter 2021
Financial Results

Third Quarter 2021 Highlights
•Reported net sales totaled $839 million, up 2.2% at constant currency*
•Net income available to common shareholders totaled $27 million; Adjusted net income* was $65 million
•Adjusted EBITDA* increased to $134 million; Adjusted EBITDA margin* improved to 16.0%
•Net cash used for operating activities totaled ($55) million
•Adjusted free cash flow* totaled $(63) million

Year-to-Date 2021 Highlights
•Net sales totaled $2,771 million, up 29.7% at constant currency*
•Net income available to common shareholders totaled $307 million; Adjusted net income* was $253 million
•Adjusted EBITDA* increased to $478 million; Adjusted EBITDA margin* improved to 17.3%
•Net cash used for operating activities totaled ($446) million
•Adjusted free cash flow* totaled $195 million

ROLLE, Switzerland, October 28, 2021 – Garrett Motion Inc. (Nasdaq: GTX), a leading differentiated technology provider for the automotive industry, today announced its financial results for the quarter and nine months ended September 30, 2021.

$ millions (unless otherwise noted)	Q3 2021	Q3 2020	2021 YTD	2020 YTD
Net sales	839	804	2,771	2,026
Cost of goods sold	676	657	2,219	1,661
Gross profit	163	147	552	365
Gross profit %	19.4%	18.3%	19.9%	18.0%
Selling, general and administrative expenses	60	98	166	202
Income before taxes	91	10	449	65
Net income	63	11	367	54
Adjusted net income*	65	60	253	138
Adjusted EBITDA*	134	120	478	291
Adjusted EBITDA margin*	16.0%	14.9%	17.3%	14.4%
Net cash used for operating activities	(55)	(41)	(446)	(136)
Adjusted free cash flow*	(63)	(8)	195	(108)

* See reconciliations to the nearest GAAP measure in financial tables.

“Our financial results for the third quarter demonstrate Garrett’s resilience by delivering reported net sales growth and preserving an attractive margin profile in a challenging macro environment,” said Olivier Rabiller, Garrett President and CEO. “Although Q3 volumes were impacted by the ongoing chip shortage, we outperformed global auto production in the quarter by approximately 19 percentage points. Our Adjusted EBITDA margin in the quarter improved year-over-year to 16.0% as we capitalized on a favorable sales mix and maintained disciplined productivity management, both internally and with our supply base. We also increased our financial flexibility by amending our Series B Preferred Stock under favorable terms with the aim of beginning to normalize and further deleverage our balance sheet. We continue to focus on enhancing Garrett’s capital structure, and intend to pursue new growth opportunities in electrification that leverage our differentiated technologies and advanced in-house capabilities for the long-term benefit of shareholders.”

Results of Operations
Net sales for the third quarter of 2021 were $839 million compared to $804 million in the third quarter of 2020, an increase of 4.4%. Net sales at constant currency increased 2.2% and total volumes decreased approximately 1% to 3.1 million units. The year-over-year increase in net sales was primarily driven by higher commercial vehicles and aftermarket sales, partially offset by lower gasoline and diesel products.

For the nine months ended September 30, 2021, reported net sales increased 36.8% to $2,771 million from $2,026 million for the nine months ended September 30, 2020. Net sales at constant currency increased 29.7% for the nine months ended September 30, 2021.

Cost of goods sold for the third quarter of 2021 was $676 million compared to $657 million in the third quarter of 2020 primarily due to higher direct material and labor costs as well as an increase in freight costs. For the nine months ended September 30, 2021, cost of goods sold was $2,219 million, compared to $1,661 million for the same period in 2020.

Gross profit percentage for the third quarter of 2021 increased to 19.4% from 18.3% in the third quarter of 2020 primarily due to the favorable impact of productivity. For the nine months ended September 30, 2021, gross profit percentage was 19.9% compared to 18.0% for the nine months ended September 30, 2020.

Selling, general and administrative (“SG&A”) expenses for the third quarter of 2021 decreased to $60 million from $98 million in the prior year period primarily due to $44 million in strategic planning costs incurred during the third quarter of 2020. For the nine months ended September 30, 2021, SG&A totaled $166 million compared to $202 million for the same period in 2020.

Interest expense for the third quarter of 2021 was $25 million versus $20 million in the third quarter of 2020 mainly due to the accrual on the Series B Preferred Stock. For the nine months ended September 30, 2021, interest expense totaled $70 million versus $56 million for the same period in 2020.

Non-operating income for the third quarter of 2021 was $4 million compared to a non-operating expense of $1 million in the third quarter of 2020, primarily driven by foreign exchange rates fluctuations related to the debt, which was unhedged due to the restrictions placed on the company in Chapter 11. Garrett emerged from Chapter 11 on April 30, 2021.

For the nine months ended September 30, 2021, non-operating income was $4 million compared to non-operating income of $7 million for the nine months ended September 30, 2020.

Reorganization items - net for the third quarter of 2021 were a gain of $9 million due to the reversal of excess accrual of professional service fees related to Chapter 11. Reorganization items – net in the third quarter of 2020 totaled $4 million.

For the nine months ended September 30, 2021, reorganization items – net were a gain of $130 million compared to expenses of $4 million in the prior year period.

Net income available to common shareholders for the third quarter of 2021 was $27 million compared to net income available to common shareholders of $11 million in the third quarter of 2020. For the nine months ended September 30, 2021, net income available to common shareholders totaled $307 million compared to net income available to common shareholders of $54 million for the same period in 2020.

Net cash used for operating activities for the third quarter of 2021 totaled ($55) million versus ($41) million in the third quarter of 2020. For the nine months ended September 30, 2021, net cash used for operating activities totaled ($446) million compared to ($136) million for the nine months ended September 30, 2020.

Expenditures for property, plant and equipment for the third quarter of 2021 totaled $34 million, or 4.1% of net sales, compared to $16 million, or 2.0% of net sales, in the third quarter of 2020.

For the nine months ended September 30, 2021, capital expenditures were $74 million, or 2.7% of net sales, compared to $79 million, or 3.9% of net sales, for the nine months ended September 30, 2020.

Non-GAAP Financial Measures
Adjusted net income, which excludes Reorganization items - net, unhedged debt exposure, restructuring costs and stock-based compensation, for the third quarter of 2021 was $65 million. This compares to adjusted net income of $60 million, which excludes Honeywell indemnity obligation expenses and litigation fees, restructuring costs and stock-based compensation, in the third quarter of 2020.

For the nine months ended September 30, 2021, adjusted net income increased to $253 million from $138 million for the same period in 2020.

Adjusted EBITDA for the third quarter of 2021 increased to $134 million from $120 million for the same period in 2020. The Adjusted EBITDA margin increased to 16.0% in the quarter from 14.9% in the third quarter of 2020.

For the nine months ended September 30, 2021, Adjusted EBITDA and Adjusted EBITDA margin were $478 million and 17.3%, respectively, compared to $291 million and 14.4% for the same period in 2020.

Adjusted free cash flow, which excludes reorganization items, repositioning charges (primarily severance costs related to internal restructuring projects) and stock-based compensation, was ($63) million for the third quarter of 2021. This compares to Adjusted free cash flow of ($8) million, which excludes Indemnity-related payments to Honeywell, repositioning costs and stock-based compensation, in the third quarter of 2020.

For the nine months ended September 30, 2021, adjusted free cash flow was $195 million compared to ($108) million for the same period in 2020.

Liquidity and Capital Resources
As of September 30, 2021, Garrett had $752 million in available liquidity, including $456 million in cash and cash equivalents and approximately $296 million undrawn commitments under its revolving credit facility.

As of September 30, 2021, Garrett had no outstanding borrowings under its revolver.

Full Year 2021 Outlook
Garrett is providing the following updated outlook for the full year 2021 for certain GAAP and Non-GAAP financial measures.

	Full Year 2021 Outlook*	Previous Guidance
Net sales (GAAP)	$3.60 billion to $3.70 billion	$3.70 billion to $3.90 billion
Net sales growth at constant currency (Non-GAAP)	+14% to +17%	+18% to +23%
Net income (GAAP)	$405 million to $435 million	$428 million to $468 million
Adjusted EBITDA (Non-GAAP)	$590 million to $620 million	$590 million to $640 million
Net cash used for operating activities (GAAP)	($355) million to ($295) million	($291) million to ($191) million
Adjusted free cash flow (Non-GAAP)	$280 million to $340 million	$300 million to $400 million
* See reconciliations to the nearest GAAP measure in financial tables.

Garrett’s full year 2021 outlook, as of October 28, 2021, reflects the company’s expectation that global light vehicle auto production will increase between 1% and 2% for the full year 2021 (previously 10%-11%) and that global commercial vehicle production will grow between -1% and 0% for the full year 2021 (previously 3.5%-4.5%). The full year 2021 outlook also assumes an exchange rate of 1.18 EUR to 1.00 USD (previously 1.20 EUR to 1.00 USD).

Conference Call
Garrett will host a conference call on Thursday, October 28, 2021 at 8:30 am Eastern Time / 2:30 pm Central European Time. The dial-in number for callers in the U.S. is +1-833-797-0899 and the dial-in number for international callers is +1-409-937-8894. The access code for all callers is 1935489. The conference call will be broadcast over the Internet and include a slide presentation. To access the webcast and supporting materials, please visit the investor relations section of Garrett’s website at http://investors.garrettmotion.com/.

A replay of the conference call can be accessed through November 11, 2021 by dialing +1-855-859-2056 in the U.S. and +1-404-537-3406 outside the U.S., and then entering the access code 1935489. The webcast will also be archived on Garrett’s IR website.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding the impact of the COVID-19 pandemic on Garrett’s business, financial results and financial conditions, industry trends, Garrett’s strategy, Garrett’s capital structure following emergence from the Chapter 11 process, and Garrett's outlook for 2021. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results or performance of Garrett to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2020, and our quarterly report on Form 10-Q for the three months ended September 30, 2021, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Non-GAAP Financial Measures
This presentation includes the following Non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”): constant currency sales growth, Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion Rate and Net cash provided by operating activities less Expenditures for property, plant and equipment. The Non-GAAP financial measures provided herein are adjusted for certain items as presented in the Appendix containing Non-GAAP Reconciliations and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and analysis of ongoing operating trends. Garrett believes that Adjusted EBITDA and Adjusted EBITDA Margin are important indicators of operating performance because they exclude the effects of income taxes and certain other items, as well as the effects of financing and investing activities by eliminating the effects of interest and depreciation expenses and therefore more closely measures our operational performance. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For additional information with respect to our Non-GAAP financial measures, see our annual report on Form 10-K for the year ended December 31, 2020 and our quarterly report on Form 10-Q for the period ended September 30, 2021.

About Garrett Motion Inc.
Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Contacts:
MEDIA	INVESTOR RELATIONS
Michael Cimini	Paul Blalock
+1 973 216-3986	+1 862 812-5013
Michael.cimini@garrettmotion.com	paul.blalock@garrettmotion.com

GARRETT MOTION INC.
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions, except per share amounts)
Net sales	$839	$804	$2,771	$2,026
Cost of goods sold	676	657	2,219	1,661
Gross profit	163	147	552	365
Selling, general and administrative expenses	60	98	166	202
Other expense, net	—	14	1	45
Interest expense	25	20	70	56
Non-operating (income) expense	(4)	1	(4)	(7)
Reorganization items, net	(9)	4	(130)	4
Income before taxes	91	10	449	65
Tax expense	28	(1)	82	11
Net income	63	11	367	54
Less: preferred dividend	(36)	—	(60)	—
Net income available to common shareholders	$27	$11	$307	$54

Earnings per common share
Basic	$0.42	$0.15	$4.34	$0.72
Diluted	$0.20	$0.14	$1.75	$0.71

Weighted average common shares outstanding
Basic	65,056,274	75,739,152	70,802,999	75,456,358
Diluted	312,844,469	75,943,994	209,664,275	76,123,548

GARRETT MOTION INC.
CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions)
Net income	$63	$11	$367	$54
Foreign exchange translation adjustment	(6)	(100)	37	(111)
Changes in fair value of effective cash flow hedges, net of tax	2	—	7	—
Changes in fair value of net investment hedges, net of tax	12	(6)	27	(8)
Total other comprehensive income (loss), net of tax	8	(106)	71	(119)
Comprehensive income (loss)	$71	$(95)	$438	$(65)

GARRETT MOTION INC.
CONSOLIDATED INTERIM BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Dollars in millions)
ASSETS
Current assets:
Cash and cash equivalents	$456	$592
Restricted cash	78	101
Accounts, notes and other receivables – net	741	841
Inventories – net	278	235
Other current assets	56	110
Total current assets	1,609	1,879
Investments and long-term receivables	31	30
Property, plant and equipment – net	472	505
Goodwill	193	193
Deferred income taxes	253	275
Other assets	159	135
Total assets	$2,717	$3,017
LIABILITIES
Current liabilities:
Accounts payable	$921	$1,019
Borrowings under revolving credit facility	—	370
Current maturities of long-term debt	5	—
Debtor-in-possession Term Loan	—	200
Mandatorily redeemable Series B Preferred Stock	248	—
Accrued liabilities	325	248
Total current liabilities	1,499	1,837
Long-term debt	1,195	1,082
Mandatorily redeemable Series B Preferred Stock – long-term	347	—
Deferred income taxes	23	2
Other liabilities	286	114
Total liabilities not subject to compromise	3,350	3,035
Liabilities subject to compromise	—	2,290
Total liabilities	$3,350	$5,325
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT)
Series A Preferred Stock, par value $0.001; 247,757,290 shares issued and outstanding as of September 30, 2021	$—	$—
Common Stock, par value $0.001; 1,000,000,000 and 400,000,000 shares authorized, 65,062,181 and 76,229,578 issued and 65,062,181 and 75,813,634 outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid – in capital	1,334	28
Retained deficit	(1,909)	(2,207)
Accumulated other comprehensive loss	(58)	(129)
Total deficit	(633)	(2,308)
Total liabilities and deficit	$2,717	$3,017

GARRETT MOTION INC.
CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2021	2020
	(Dollars in millions)
Cash flows from operating activities:
Net income	$367	$54
Adjustments to reconcile net income to net cash provided by operating activities:
Reorganization items, net	(423)	4
Deferred income taxes	10	(25)
Depreciation	70	60
Accretion and amortization of debt discount and deferred financing costs	23	5
Foreign exchange loss	7	(15)
Stock compensation expense	5	8
Pension expense	(1)	1
Other	(3)	9
Changes in assets and liabilities:
Accounts, notes and other receivables	48	(35)
Inventories	(59)	(26)
Other assets	40	(54)
Accounts payable	(161)	(126)
Accrued liabilities	(19)	(22)
Obligations payable to Honeywell	(375)	6
Other liabilities	25	20
Net cash used for operating activities	$(446)	$(136)
Cash flows from investing activities:
Expenditures for property, plant and equipment	(74)	(79)
Other	1	—
Net cash used for investing activities	$(73)	$(79)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock	1,301	—
Proceeds from issuance of long-term debt, net of deferred financing costs	1,221	—
Proceeds from revolving credit facility	—	1,449
Payments of long-term debt	(1,513)	(2)
Payments of revolving credit facility	(370)	(1,100)
Payments of debtor-in-possession financing	(200)	—
Payments for Cash-Out election	(69)	—
Revolving facility financing costs	(8)	—
Debtor-in-possession financing fees	—	(4)
Other	—	(3)
Net cash provided by financing activities	$362	$340
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2)	3
Net (decrease) increase in cash, cash equivalents and restricted cash	(159)	128
Cash, cash equivalents and restricted cash at beginning of period	693	187
Cash, cash equivalents and restricted cash at end of period	$534	$315
Supplemental cash flow disclosure:
Income taxes paid (net of refunds)	47	27
Interest expense paid	67	40
Reorganization items paid	337	—
Supplemental disclosure of non-cash investing and financing activities:
Issuance of Series B Preferred Stock	577	—

Reconciliation of Net Income to Adjusted EBITDA(1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions)
Net income — GAAP	$63	$11	$367	$54
Net interest expense	24	19	67	53
Tax expense (benefit)	28	(1)	82	11
Depreciation	23	23	70	60
EBITDA (Non-GAAP)	$138	$52	$586	$178
Other expense, net (which consists of indemnification, asbestos and environmental expenses)(2)	—	14	—	44
Non-operating income (3)	(3)	(3)	(9)	(8)
Reorganization items, net(4)	(9)	4	(130)	4
Stock compensation expense (5)	2	2	5	8
Repositioning charges (6)	3	2	14	8
Foreign exchange loss on debt, net of related hedging loss	—	5	9	4
Professional service costs (7)	1	44	1	53
Capital tax expense (9)	2	—	2	—
Adjusted EBITDA (Non-GAAP)	$134	$120	$478	$291
Adjusted EBITDA Margin (Non-GAAP) %(8)	16.0%	14.9%	17.3%	14.4%

(1)    We evaluate performance based on EBITDA and Adjusted EBITDA. We define “EBITDA” as our net income/loss calculated in accordance with U.S. GAAP, plus the sum of net interest expense/income, tax expense/benefit and depreciation. We define “Adjusted EBITDA” as EBITDA, plus the sum of non-operating income/expense, other expenses, net (which consists of indemnification, asbestos and environmental expenses), stock compensation expense, reorganization items, net, repositioning charges, foreign exchange gain (loss) on debt, net of related hedging (gain) loss, Spin-Off costs, professional services costs and Capital tax expense. We believe that EBITDA and Adjusted EBITDA are important indicators of operating performance and provide useful information for investors because:

•EBITDA and Adjusted EBITDA exclude the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest and depreciation expenses and therefore more closely measure our operational performance; and
•certain adjustment items, while periodically affecting our results, may vary significantly from period to period and have disproportionate effect in a given period, which affects the comparability of our results.

In addition, our management may use Adjusted EBITDA in setting performance incentive targets to align performance measurement with operational performance.

(2)    The accounting for the majority of our asbestos-related liability payments and accounts payable reflect the terms of the Honeywell Indemnity Agreement with Honeywell entered into on September 12, 2018, under which Garrett ASASCO was expected to make payments to Honeywell in amounts equal to 90% of Honeywell’s asbestos-related liability payments and accounts payable, primarily related to Honeywell’s former Bendix business in the United States, as well as certain environmental-related liability payments and accounts payable and non-United States asbestos-related liability payments and accounts payable, in each case related to legacy elements of the Bendix business, including the legal costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts and, as may be applicable, certain other recoveries associated with such liabilities. The Plan as confirmed by the Bankruptcy Court includes a global settlement with Honeywell providing for, among other things, the full and final satisfaction, settlement, release, and discharge of all liabilities under or related to the Honeywell Agreements.

(3)    Non-operating income adjustment includes the non-service component of pension expense and other expense, net and excludes interest income, equity income of affiliates, and the impact of foreign exchange.

(4)    The Company applied ASC 852 for periods subsequent to the Petition Date to distinguish transactions and events that were directly associated with the Company’s reorganization from the ongoing operations of the business. Accordingly, certain expenses and gains incurred during the Chapter 11 Cases are recorded within Reorganization items, net in the Consolidated Interim Statements of Operations. The Company applied U.S. GAAP for the period subsequent to the Effective Date. See Note 1, Background and Basis of Presentation of the Notes to the Consolidated Interim Financial Statements.

(5)    Stock compensation expense adjustment includes only non-cash expenses.

(6)    Repositioning charges adjustment primarily includes severance costs related to restructuring projects to improve future productivity.

(7)    Professional service costs consist of professional service fees related to strategic planning for the Company. Costs incurred in 2020 relate to the period before the Debtors filed for relief under Chapter 11 of the Bankruptcy Code on the Petition Date. Costs incurred in 2021 relate to strategic planning activities for the Company which occurred following the effective date. We consider these costs to be unrelated to our ongoing core business operations.

(8)    Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of net sales.

(9)    The canton of Vaud, Switzerland generally provides for crediting the cantonal corporate income tax against capital tax. There was no income tax payable for the period ended September 30, 2021 and therefore the 2021 capital tax due of $2 million was recorded in Selling, General, and Administrative expenses.

Reconciliation of Constant Currency Sales % Change(1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Garrett
Reported sales % change	4%	3%	37%	(16)%
Less: Foreign currency translation	2%	3%	7%	0%
Constant currency sales % change	2%	0%	30%	(16)%

Gasoline
Reported sales % change	3%	16%	40%	(1)%
Less: Foreign currency translation	3%	3%	8%	0%
Constant currency sales % change	0%	13%	32%	(1)%

Diesel
Reported sales % change	(4)%	(6)%	38%	(28)%
Less: Foreign currency translation	1%	3%	9%	0%
Constant currency sales % change	(5)%	(9)%	29%	(28)%

Commercial vehicles
Reported sales % change	12%	4%	39%	(18)%
Less: Foreign currency translation	2%	1%	5%	0%
Constant currency sales % change	10%	3%	34%	(18)%

Aftermarket
Reported sales % change	23%	(10)%	26%	(19)%
Less: Foreign currency translation	1%	2%	4%	(1)%
Constant currency sales % change	22%	(12)%	22%	(18)%

Other Sales
Reported sales % change	(19)%	(11)%	5%	(22)%
Less: Foreign currency translation	1%	2%	5%	(1)%
Constant currency sales % change	(20)%	(13)%	0%	(21)%
1 We previously referred to “constant currency sales growth” as “organic sales growth.” We define constant currency sales growth as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation. This is the same definition we previously used for “organic sales growth”. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Reconciliation of Net Income – GAAP to EBITDA and Adjusted EBITDA, and to Adjusted Free Cash Flow and Net cash provided by operations less Expenditures for property, plant and equipment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions)
Net income — GAAP	$63	$11	$367	$54
Net interest expense	24	19	67	53
Tax expense (benefit)	28	(1)	82	11
Depreciation	23	23	70	60
EBITDA (Non-GAAP)	138	52	586	178
Other expense, net (which consists of indemnification, asbestos and environmental expenses)	—	14	—	44
Non-operating income	(3)	(3)	(9)	(8)
Reorganization items, net	(9)	4	(130)	4
Stock compensation expense	2	2	5	8
Repositioning charges	3	2	14	8
Foreign exchange loss on debt, net of related hedging loss	—	5	9	4
Professional service costs	1	44	1	53
Capital tax expense	2	—	2	—
Adjusted EBITDA (Non-GAAP)	134	120	478	291
Change in working capital (1)	(171)	(47)	(172)	(187)
Factoring and P-notes	23	(34)	12	(27)
Cash taxes	(15)	(21)	(47)	(27)
Capital expenditures	(34)	(16)	(74)	(79)
Other	10	1	44	(31)
Cash interest	(10)	(11)	(46)	(48)
Adjusted free cash flow (Non-GAAP)	(63)	(8)	195	(108)
Honeywell Indemnity Agreement	—	(2)	—	(43)
Stalking horse termination reimbursement	0	—	(79)	—
Chapter 11 professional service costs	0	(79)	(212)	(87)
Honeywell Settlement as per Emergence Agreement	—	0	(375)	0
Chapter 11 related cash interests	—	0	(20)	0
Stock compensation cash	—	—	(10)	—
Repositioning cash	(3)	(2)	(7)	(4)
Factoring and P-notes	(23)	34	(12)	27
Net cash used for operating activities less expenditures for property, plant and equipment (Non-GAAP)	$(89)	$(57)	$(520)	$(215)
1 Change in Working Capital Q2 2021 includes an adjustment of $85 million for retained advisors.

Reconciliation of Cash Flow from Operations less Expenditures for PP&E to Adjusted Free Cash Flow

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions)
Net cash used for operating activities (GAAP)	$(55)	$(41)	$(446)	$(136)
Expenditures for property, plant and equipment	(34)	(16)	(74)	(79)
Net cash used for operating activities less expenditures for property, plant and equipment (Non-GAAP)	$(89)	$(57)	$(520)	$(215)
Honeywell Indemnity Agreement expenses	—	2	—	43
Stalking horse termination reimbursement	—	—	79	—
Chapter 11 professional service costs	—	79	212	87
Honeywell Settlement as per Emergence Agreement	—	—	375	—
Chapter 11 related cash interests	—	—	20	—
Stock compensation cash	—	—	10	—
Repositioning cash	3	2	7	4
Factoring and P-notes	23	(34)	12	(27)
Adjusted free cash flow (Non-GAAP) (1,2)	$(63)	$(8)	$195	$(108)
1 Liquidity actions taken during Chapter 11 in Q1 2021 related to Sales of Receivables have been adjusted back.

2 2020 Adjusted FCF reported number was restated to reflect updated definition which excludes liquidity actions such as sales of receivables.

Reconciliation of Net Income to Adjusted Free Cash Flow Conversion Rate

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in millions)
Net income — GAAP	$63	$11	$367	$54
Foreign exchange loss on debt, net of related hedging loss	—	5	9	4
Other expense, net (which consists of indemnification, asbestos and environmental expenses)	—	14	—	44
Non-operating income	(3)	(3)	(9)	(8)
Reorganization items, net	(9)	4	(130)	4
Stock compensation expense	2	2	5	8
Repositioning charges	3	2	14	8
Professional service costs	1	44	1	53
Capital tax expense	2	—	2	—
Adjusted tax expense (benefit) (1,2)	6	(19)	(6)	(29)
Adjusted net income (Non-GAAP)	$65	$60	$253	$138
Adjusted free cash flow (3) (Non-GAAP)	$(63)	$(8)	$195	$(108)
Adjusted free cash flow conversion (Non-GAAP)	(97)%	(13)%	77%	(78)%
1 Adjusting items are tax effected at the same annual effective tax rate that was used at the time the adjusting item was originally recorded. If the adjusting item was not originally taxed at the annual effective tax rate, then the amount of the tax originally recorded is used.

2 Q1 2020 and Q1 2021 Adjusted Tax Expense (and consequently, Adjusted Net Income) reported numbers were restated to reflect an updated adjusted tax rate.

3 For Adjusted Free Cash Flow Reconciliation, please refer to slide for Reconciliation of Cash Flow from Operations less Expenditures for PP&E to Adjusted Free Cash Flow.

Full Year 2021 Outlook Reconciliation of Net Sales Growth to Net Sales Growth at Constant Currency

	2021 Full Year
	Low End	High End
Reported net sales (% change)	19%	22%
Foreign currency translation	5%	5%
Full year 2021 Outlook Net Sales Growth at Constant Currency (Non-GAAP)	14%	17%

Full Year 2021 Outlook Reconciliation of Net Income to Adjusted EBITDA

	2021 Full Year
	Low End	High End
Net income GAAP	$405	$435
Net interest expense	91	91
Tax expense	103	103
Depreciation	94	94
Full year 2021 Outlook EBITDA (Non-GAAP)	$693	$723
Non-operating income	(10)	(10)
Reorganization items, net	(130)	(130)
Stock compensation expense	7	7
Repositioning charges	18	18
Foreign exchange loss on debt, net of related hedging loss	9	9
Professional service costs	1	1
Capital tax expense	2	2
Full year 2021 Outlook Adjusted EBITDA (Non-GAAP)	$590	$620

Full Year 2021 Outlook Reconciliation of Cash Flow from Operations less Expenditures for PP&E to Adjusted Free Cash Flow

	2021 Full Year
	Low End	High End
Net cash used for operating activities (GAAP)	$(355)	$(295)
Expenditures for property, plant and equipment	(90)	(90)
Net cash used for operating activities less expenditures for property, plant and equipment (Non-GAAP)	$(445)	$(385)
Cash payments for restructuring	702	702
Non-recurring cash items	23	23
Full year 2021 Outlook Adjusted Free Cash Flow (Non-GAAP)	$280	$340